Exhibit 10.1

AMENDMENT TO THE

EMPLOYMENT AGREEMENT FOR _____________

This Amendment (the “Amendment”) is entered into as of this 22nd day of February, 2023 by and among LINKBANCORP, Inc., a Pennsylvania Corporation (the “Corporation”), LINKBANK, a Pennsylvania chartered bank (the “Bank”), and ________________ (“Executive”). Capitalized terms which are not defined herein shall have the same meaning as set forth in the Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Executive is a party to an employment agreement with the Corporation and Bank, dated as of October 28, 2021 (the “Agreement”); and

WHEREAS, the Corporation and Partners Bancorp (“Partners”) have entered into an Agreement and Plan of Merger, dated as of February 22, 2023 (the “Merger Agreement”), pursuant to which Partners will merge with and into the Corporation, with the Corporation as the surviving entity (the “Merger”); and

WHEREAS, in connection with the Merger Agreement, the Corporation, Bank and the Executive desire to amend the Agreement to provide that the Merger will not constitute a “Change in Control” for purposes of the Agreement; and

WHEREAS, Section 16 of the Agreement provides that the Agreement may be amended upon the written consent of the parties; and

WHEREAS, this Amendment complies with Section 409A of the Code since the Amendment does not change the time or form of the payment under the Agreement; and

WHEREAS, the parties now wish to amend the Agreement as herein provided effective as of the date first written above, and subject to the occurrence of the Effective Time (as such term is defined in the Merger Agreement).

NOW, THEREFORE, the Agreement is hereby amended, effective as of the date first written above, and conditioned upon, the occurrence of the Effective Time as follows:

1. Amendment to Section 6(c) of the Agreement. The following sentence is hereby added to the end of the definition of “Change in Control” in Section 6(c) of the Agreement:

“Notwithstanding the foregoing, for purposes of this Agreement, the definition of Change in Control shall not include the following: (i) a merger by and between the Corporation and Partners Bancorp (“Partners”), in which Partners will merge with and into the Corporation, with the Corporation as the surviving entity, (ii) a merger by and between the Bank and The Bank of Delmarva, a wholly-owned subsidiary of Partners, in which The Bank of Delmarva will merge with and into the Bank, with the Bank as the surviving entity, (iii) a merger by and between the Bank and Virginia Partners Bank, a wholly-owned subsidiary of Partners, in which Virginia Partners Bank will merge with and into the Bank, with the Bank as the surviving entity, each pursuant to an Agreement and Plan of Merger entered into by and between the Corporation and Partners dated as of February 22, 2023.”

2. Continuation of Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

3. Governing Law. This Amendment and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

5. Subject to Merger. Notwithstanding anything to the contrary contained herein, this Amendment shall be subject to the consummation of the Merger, and shall become effective as of the Effective Time as defined in the Merger Agreement. In the event the Merger Agreement is terminated for any reason, this Amendment shall automatically terminate and become null and void.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the day and year first above written.

LINKBANCORP, INC.

By:

LINKBANK

By:

EXECUTIVE

SCHEDULE TO EXHIBIT

This Schedule of Executive Officers who have executed a form of amendment to the employment agreement is included pursuant to Instruction 2 of Item 601(a) of Regulation S-K for the purposes of setting forth the material details in which the specific agreements differ from the form agreement filed herewith as Exhibit 10.1:

Name of Executive Officer

Andrew Samuel

Carl Lundblad

Brent Smith